Exhibit 21

SIGNIFICANT SUBSIDIARIES
CLEVELAND-CLIFFS INC. AS OF DECEMBER 31, 2017

Name	Cliffs' Effective Ownership	Place of Incorporation
Cleveland-Cliffs International Holding Company	100%	Delaware, USA
Cleveland-Cliffs Ore Corporation	100%	Ohio, USA
Cliffs Finance US LLC	100%	Ohio, USA
Cliffs Finance Lux SCS	100%	Luxembourg
Cliffs (Gibraltar) Holdings Limited	100%	Gibraltar
Cliffs (Gibraltar) Holdings Limited Luxembourg S.C.S.	100%	Luxembourg
Cliffs (Gibraltar) Limited	100%	Gibraltar
Cliffs Mining Company	100%	Delaware, USA
Cliffs Minnesota Mining Company	100%	Delaware, USA
Cliffs Natural Resources Pty Ltd.	100%	WA Australia
Cliffs Natural Resources Holdings Pty Ltd.	100%	WA Australia
Cliffs Natural Resources Luxembourg S.a.r.l	100%	Luxembourg
Cliffs TIOP Holding, LLC	100%	Delaware, USA
Cliffs TIOP, Inc.	100%	Michigan, USA
Cliffs TIOP II, LLC	100%	Ohio, USA
Cliffs UTAC Holding LLC	100%	Delaware, USA
The Cleveland-Cliffs Iron Company	100%	Ohio, USA
Tilden Mining Company L.C.	100%	Michigan, USA
Lake Superior & Ishpeming Railroad Company	100%	Michigan, USA
Cliffs PinnOak LLC	100%	Ohio, USA
Cliffs Marquette, Inc.	100%	Michigan, USA
Marquette Iron Mining Partnership	100%	Michigan, USA
Northshore Mining Company	100%	Michigan, USA
Pickands Hibbing Corporation	100%	Minnesota, USA
Cliffs Pickands Holding, LLC	100%	Delaware, USA